Exhibit 4.1

Share Certificate of Canaan Inc. (formerly known as Canaan Cayman Holdings Ltd.) (the “Company”) Incorporated in Cayman Islands Authorized Capital: US$50,000 divided into 1,000,000,000,000 shares of par value US$0.00000005 each, of which (i) 999,643,375,556 shares are designated as Class A Ordinary Shares, and (ii) 356,624,444 shares are designated as Class B Ordinary Shares. This is to certify that the undermentioned person is the registered holder of the shares specified hereunder in the Company, subject to the Articles of Association of the Company. Name & Address of the Shareholder: Certificate No.: Class of Shares: Class A Ordinary No. of Shares: Consideration Paid: Date of Issue: Given under the common seal of the Company on the date stated herein. Director / Officer NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE

Share Certificate of Canaan Inc. (formerly known as Canaan Cayman Holdings Ltd.) (the “Company”) Incorporated in Cayman Islands Authorized Capital: US$50,000 divided into 1,000,000,000,000 shares of par value US$0.00000005 each, of which (i) 999,643,375,556 shares are designated as Class A Ordinary Shares, and (ii) 356,624,444 shares are designated as Class B Ordinary Shares. This is to certify that the undermentioned person is the registered holder of the shares specified hereunder in the Company, subject to the Articles of Association of the Company. Name & Address of the Shareholder: Certificate No.: Class of Shares: Class B Ordinary No. of Shares: Consideration Paid: Date of Issue: Given under the common seal of the Company on the date stated herein. Director / Officer NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE